Exhibit 2.1

           Agreement and Plan of Merger, dated as of February 13, 2000 among Corning Incorporated,
                   CI Subsidiary, Inc. and NetOptix Coporation
             (attached as Annex A to the Proxy Statement/Prospectus)


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